Exhibit 1.1

EXECUTION VERSION

UNDERWRITING AGREEMENT

Dated January 28, 2016

among

MOLSON COORS BREWING COMPANY

and

UBS SECURITIES LLC

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

CITIGROUP GLOBAL MARKETS INC.

MOLSON COORS BREWING COMPANY

27,167,630 Shares

Class B Common Stock

($0.01 par value per share)

Underwriting Agreement

UBS Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Citigroup Global Markets Inc.

As Representatives of the several

Underwriters named in Schedule I hereto

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Molson Coors Brewing Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an aggregate of 27,167,630 shares (the “Firm Shares”) of Class B common stock, par value $0.01 per share (the “Common Stock”), of the Company.  In addition, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 2,716,763 shares of Common Stock (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.”

The Shares are being offered and sold to raise a portion of the consideration for the Company’s proposed acquisition (the “Acquisition”) of all of SABMiller plc’s interest in MillerCoors LLC, a Delaware limited liability company (“MillerCoors”), and certain related assets, pursuant to a Purchase Agreement, dated as of November 11, 2015

(the “Purchase Agreement”), between Anheuser-Busch InBev SA/NV and the Company.

1.                                      Representations and Warranties. The Company represents and warrants, and agrees with you that:

(a)                                 A registration statement on Form S-3 (File No. 333-209123) with respect to the Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Act. Copies of such registration statement, including any amendments thereto, the preliminary prospectus (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become automatically effective pursuant to Rule 462(b) under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Shares by the Underwriters.

(b)                                 Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated or deemed to be incorporated by reference in the Prospectus complied or will comply, as the case may be, when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder.

(c)                                  As of the Applicable Time (as defined below) and as of the Closing Date (as defined below) or the Additional Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing

Prospectus(es) (as defined below) issued as of or prior to the Applicable Time, and the Statutory Prospectus (as defined below) and the other information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or any Limited Use Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:40 pm (New York time) on the date of this Agreement or such other time as agreed to in writing by the Company and the Representatives.

“business day” means a day on which the New York Stock Exchange (the “NYSE”) is open for trading.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

“subsidiary” means, with respect to any person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

“Subsidiary” means any subsidiary of the Company.

(d)                                 The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Act and the Rules and Regulations. The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and, as of the Closing Date or the Additional Closing Date, as the case may be, will not contain, any untrue statement of a material fact; and do not omit, and, as of the Closing Date or the Additional Closing Date, as the case may be, will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 herein.

(e)                                  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163 and (iv) as of the date hereof (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405.

(f)                                   Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives otherwise, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified, provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 herein.

(g)                                  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and the Rules and Regulations and consistent with Section 5(b) below.

(h)                                 (i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164, 405 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(i)                                     The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the business condition, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or on the performance of the Company of its obligations under the Shares (a “Material Adverse Effect”).

(j)                                    The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company hereunder have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(k)                                 Each Subsidiary of the Company has been duly organized, is validly existing and in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its organization, has all requisite power and authority to own its property and to conduct its business as described in the

Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing (to the extent such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; with respect to each of the Subsidiaries of the Company that is a corporation or an unlimited liability company, all of the issued shares of capital stock of each such Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and the majority of such shares are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims and with respect to each of the Subsidiaries of the Company that is a limited liability partnership or limited liability company, all partnership or limited liability interests, as the case may be, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (except as set forth in their respective operating or partnership agreements), in each case except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(l)                                     The financial statements of the Company and its Subsidiaries and the related notes thereto and the financial statements of MillerCoors and its subsidiaries and the related notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, as applicable, and present fairly the financial position of the Company and its consolidated Subsidiaries and MillerCoors and its consolidated subsidiaries, as the case may be, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information of the Company and its Subsidiaries and MillerCoors and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its Subsidiaries or MillerCoors and its subsidiaries, as the case may be, and presents fairly the information shown thereby.  The pro forma financial statements and other pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.  Except for such financial statements specifically waived by the Commission, there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not so included.

(m)                             This Agreement has been duly authorized, executed and delivered by the Company.

(n)                                 The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(o)                                 The Shares conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(p)                                 The capitalization of the Company set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” accurately and fairly presents and summarizes the information set forth therein.

(q)                                 The execution and delivery by the Company of, and, the performance by the Company of its obligations under, this Agreement will not contravene (i) any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained and are in full force and effect or will be obtained and be in full force and effect under the Act or under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the General Disclosure Package and the Prospectus, except, in the case of clauses (i) and (iii), to the extent that failure to comply would not, singly or in the aggregate, have a Material Adverse Effect.

(r)                                    There has not occurred any material adverse change, or any development involving a prospective material adverse change on the business condition, financial condition or results of operations of the Company and any of its Subsidiaries and to the knowledge of the Company, of MillerCoors and any of its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(s)                                   There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject other than proceedings accurately described in all material respects in the Registration Statement, the General Disclosure Package and the Prospectus and proceedings that would not have a Material Adverse Effect or affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the General Disclosure Package and the Prospectus.

(t)                                    None of the Company, or its Subsidiaries is in violation or default, as the case may be, of (i) any provision of its charter or bylaws or similar organizational documents, as the case may be, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, or its Subsidiaries or any of their respective properties, as applicable, except, with respect to (ii) or (iii) for any such violation or default that would not, singly or in the aggregate, have a Material Adverse Effect.

(u)                                 Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, any statute, law, rule or regulation of any regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, as applicable, except as would not, individually or in the aggregate have a Material Adverse Effect.

(v)                                 The Company and its Subsidiaries (i) are in compliance with all applicable foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(w)                               Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) related to the Company or its Subsidiaries which would, singly or in the aggregate, have a Material Adverse Effect.

(x)                                 The Company and its Subsidiaries are not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be, an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

(y)                                 (i) None of the Company or any of its Subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent, representative or affiliate of the Company or of any of its Subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation in any material respect of any applicable anti-corruption law, including without limitation, the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder (the “FCPA”); and (ii) and the Company and its Subsidiaries and, to the Company’s knowledge, their affiliates have conducted their businesses in compliance in all material respects with applicable anti-corruption laws, including the FCPA, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(z)                                  The operations of the Company and its Subsidiaries and, to the Company’s knowledge, MillerCoors and its subsidiaries, are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries or, to the Company’s knowledge, MillerCoors and its subsidiaries, respectively, conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”).

No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or MillerCoors and its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(aa)                          (i) None of the Company or any of its Subsidiaries or controlled affiliates, nor to the knowledge of the Company or such Subsidiaries, any director, officer, employee, agent, or representative of the Company or any of its Subsidiaries or controlled affiliates, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign

Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”).

(ii)                                  None of the Company or any of its Subsidiaries is located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(iii)                               The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person to finance any activities or business in any country or territory, or with or of any Person, that, at the time of such financing, is the subject of Sanctions.

(iv)                              For the past 5 years, the Company, MillerCoors and their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(bb)                          The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc)                            PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its Subsidiaries and MillerCoors and its subsidiaries are independent public accountants with respect to the Company and its Subsidiaries and MillerCoors and its subsidiaries within the meaning of the Securities Act and the applicable Rules and Regulations.

(dd)                          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of (i) any material weakness in its internal control over financial reporting or its disclosure controls and procedures or (ii) any change in internal control over financial reporting or its disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting or its disclosure controls and procedures.

(ee)                            Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NYSE thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, the Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(ff)                              The Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all real property,

and have good marketable title to, or have valid rights to lease or otherwise use, all personal property, in each case, which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries except where failure to have such title would have a Material Adverse Effect, and any real property, sites and buildings held under lease by the Company or its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(gg)                            The Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses with such exceptions as would not have a Material Adverse Effect; and the conduct of their respective businesses, as currently conducted, does not infringe with any such rights of others in a manner that would reasonably be likely to, singly or in the aggregate, result in a Material Adverse Effect.

(hh)                          The Company has not taken, directly or indirectly, any action, designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

2.                                      Purchase, Sale and Delivery of the Shares.

(a)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, subject to the conditions hereinafter stated, severally and not jointly, to purchase from the Company, at a price (the “Purchase Price”) of $84.5538 per Share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, subject to adjustment in accordance with Section 9 hereof.

(b)                                 In addition, subject to the terms and conditions and reliance upon the representations and warranties herein set forth, the Company hereby grants to the several Underwriters the option (the “Option”) to purchase, and subject to the conditions hereinafter stated, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares, at the Purchase Price.  The Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as the “Additional Closing Date”); provided, however, that no Additional Closing Date shall be earlier than the Closing Date (as defined below) nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the tenth business day after the date on which the Option shall have been exercised.  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares), subject to adjustment in accordance with Section 9 hereof.

(c)                                  Delivery of and payment for the Firm Shares shall be made at 10:00 am, New York City time, on February 3, 2016, or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Firm Shares being herein called the “Closing Date”) at the offices of Davis Polk & Wardwell LLP.  Delivery of the Firm Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Firm Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

Delivery of and payment for the Additional Shares shall be made on the Additional Closing Date in the same manner as for the Firm Shares.

(d)                                 The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.                                      Terms of Offering. You have advised the Company that the Underwriters will make an offering of the Shares purchased by the Underwriters hereunder on the terms to be set forth in this Agreement and the Prospectus, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4.                                      Conditions to the Purchasers’ Obligations. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Additional Shares on the Additional Closing Date, are subject to the following conditions:

(a)                                 The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Act) in the manner and within the time period required by Rule 424(b) under the Act, or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective. All material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433.

(b)                                 No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to use of the automatic shelf registration statement form.

(c)                                  Subsequent to the execution and delivery of this Agreement and prior to (and including) the Closing Date or the Additional Closing Date, as the case may be:

(i)                                     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 3(a)(62) under the Exchange Act; and

(ii)                                  there shall not have occurred any adverse change, or any development involving a prospective adverse change, on the business condition, financial condition or results of operations of the Company and any of its Subsidiaries, and to the knowledge of the Company, of MillerCoors and any of its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is so material and adverse and that makes it, in your judgment, impractical or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(d)                                 The Underwriters shall have received on the Closing Date and, if applicable, the Additional Closing Date, a certificate, dated the Closing Date or the Additional Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 4(c)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the Additional Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or the Additional Closing Date, as the case may be.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e)                                  The Underwriters shall have received on the Closing Date or the Additional Closing Date, as the case may be, an opinion of Perkins Coie LLP, outside United States counsel for the Company, dated the Closing Date or the Additional Closing Date, as the case may be, substantially in form and substance previously provided to you and reasonably satisfactory to you.  Each opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f)                                   The Underwriters shall have received on the Closing Date or the Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated Closing Date or the Additional Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request for them to pass upon such matters.

(g)                                  The Underwriters shall have received on each of the date hereof, the Closing Date and, if applicable, the Additional Closing Date, a letter dated the date hereof, the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters and PricewaterhouseCoopers LLP, from PricewaterhouseCoopers LLP, independent public accountants to the Company and its Subsidiaries, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its Subsidiaries contained in, and incorporated by reference into, the General Disclosure Package and the Prospectus; provided, however, that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the third business day prior to the Closing Date and the letter delivered on the Additional Closing Date shall use a “cut-off date” not earlier than the third business day prior to the Additional Closing Date.

(h)                                 The Underwriters shall have received on each of the date hereof, the Closing Date and, if applicable, the Additional Closing Date, a letter dated the date hereof, the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters and PricewaterhouseCoopers LLP, from PricewaterhouseCoopers LLP, independent public accountants to MillerCoors and its subsidiaries, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of MillerCoors and its subsidiaries contained in, and incorporated by reference into, the General Disclosure Package and the Prospectus; provided, however, that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the third business day prior to the Closing Date and the letter delivered on the Additional Closing Date shall use a “cut-off date” not earlier than the third business day prior to the Additional Closing Date.

(i)                                     The Underwriters shall have received each of the signed Lock-Up Agreements in the form attached as Exhibit A hereto for each person and entity listed in Schedule III hereto, and each such Lock-Up Agreement shall be in full force and effect on the Closing Date and the Additional Closing Date, as the case may be.

(j)                                    The Underwriters shall have received on each of the date hereof, the Closing Date and, if applicable, the Additional Closing Date, a certificate dated the date hereof, the Closing Date or the Additional Closing Date, as the case may be, signed by the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriters.

(k)                                 The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Closing Date or the Additional Closing Date, as the case may be.

(l)                                     No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state, foreign or provincial governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any United States federal or state or court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company.

(m)                             The Underwriters shall have received such other documents and certificates as are reasonably requested by you or your counsel.

Each certificate signed by any officer of the Company and delivered to the Underwriters or their counsel pursuant to, or in connection with, this Agreement, shall be deemed to be a representation and warranty by the Company to the Underwriters as to matters covered by such certificate.

5.                                      Covenants of the Company. In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants with each Underwriter as follows:

(a)                                 The Company will (i) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act and (ii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b)                                 The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule II hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of the Rules and Regulations, including Rules 164 and 433 under the Act, applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter, the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c)                                  The Company will advise the Representatives promptly (i) when any post-effective amendment to the Registration Statement shall have become effective, (ii) of receipt of any comments from the Commission through the Closing Date or the Additional Closing Date, as the case may be, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its reasonable best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued. Additionally, the Company agrees that it shall (A) pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act, (B) comply with the provisions of Rules 424(b) and 430B, as applicable, under the Act, including with respect to the timely filing of documents thereunder and (C) use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(d)                                 The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives, at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

(e)                                  Before amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus (including by way of a report filed under the Exchange Act and incorporated by reference therein) at any time during the Prospectus Delivery Period, the Company shall furnish to the Representatives a copy of each such proposed amendment or supplement and, the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(f)                                   The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or, if it is necessary at any time to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus to comply with applicable law, the Company promptly shall notify the Representatives of any such event or condition and either (i) prepare and file with the Commission an appropriate amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus so that the Registration Statement, the

General Disclosure Package and the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made or then prevailing, be misleading, or so that the Registration Statement, the General Disclosure Package and the Prospectus will comply with applicable law.

(g)                                  The Company, in cooperation with the Underwriters, shall endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualifications in effect so long as is required for the distribution of the Shares. provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)                                 The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(i)                                     The Company shall make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement of the Company and its Subsidiaries (which need not be audited) that satisfies the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder.

(j)                                    Beginning on the date hereof and ending on, and including the date that is 90 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of the Representatives, the Company will not (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock (including without limitation, the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), Special Class A Voting Stock, par value $0.01 per share, Special Class B Voting Stock, par value $0.01 per share, Class A non-voting exchangeable shares (the “Class A Exchangeable Shares”) and Class B non-voting exchangeable shares (the “Class B Exchangeable Shares”), or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act (other than any registration statement on Form S-8 or any successor form thereto) relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii)

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options, stock-only stock appreciation rights or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus, (C) issuances of Common Stock upon conversion or exchange of shares of Class A Common Stock, Class A Exchangeable Shares or Class B Exchangeable Shares outstanding as of the date hereof, (D) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus, (E) the issuance of restricted stock units, deferred stock units, performance units, performance share units or similar securities of the Company that will not vest or settle during the Lock-Up Period pursuant to the equity compensation plans described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus and (F) issuances of Common Stock pursuant to equity awards under employee benefit plans, equity plans or other employee compensation plans existing on, the date of this Agreement.

(k)                                 If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(l)                                     The Company shall furnish to the holders of the Shares as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the Closing Date), to make available to the holders of the Shares consolidated summary financial information of the Company and its consolidated Subsidiaries for such quarter in reasonable detail; provided that the Company shall not be required to furnish materials pursuant to this paragraph that are filed and publicly accessible via the EDGAR database.

(m)                             The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(n)                                 The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Shares to be eligible for clearance and settlement through DTC.

6.                                      Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all reasonable expenses incident to the performance of its obligations under this Agreement, including: (a) the fees, disbursements and expenses of counsel and accountants to the Company in connection with the issuance and sale of the Shares and all other fees or expenses in connection with the preparation of the Registration Statement, the Preliminary Prospectuses, the Issuer Free Writing Prospectuses and the Prospectus and all amendments and supplements thereto, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities herein above specified, (b) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (c) the filing fees of the Commission, (d) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 5(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (e) all expenses and application fees related to the listing of the Shares on the NYSE, (f) the costs and charges of any transfer agent or registrar for the Shares, (g) the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the Financial Industry Regulatory Authority of the terms of sale of the Shares and (h) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution,” and the last paragraph of Section 9 below, the Underwriters will pay all their own costs and expenses, including fees and disbursements of their counsel. The Company agrees to pay the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior written approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the proportionate share of the cost of any aircraft chartered in connection with the road show.

7.                                      Indemnity and Contribution.

(a)                                 The Company agrees:

(i)                                     to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and affiliates (within the meaning of Rule 405 under the Act) of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (B) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11 herein; and

(ii)                                  to reimburse each Underwriter, each Underwriters’ directors, officers, employees, agents and affiliates and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter, such Underwriter’s director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter, such Underwriter’s director, officer, employee, agent, affiliate or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)                                 Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11 herein. In the event that it is finally judicially determined that the Company was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Company will promptly return all sums that had been advanced pursuant hereto. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.

(d)                                 To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The

Underwriters’ obligations in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)                                   In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(g)                                  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors, officers, employees, agents or affiliates or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors, officers, employees, agents or affiliates or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.                                      Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Additional Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the NYSE or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on the NYSE, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, (iv) a material disruption in the securities settlement, payment or clearance services in the United States shall have occurred or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(v), such events singly or together with any other such event, makes it, in your judgment, impractical or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

9.                                      Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If on the Closing Date or the Additional Closing Date, as the case may be, any one of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or the Additional Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, General Disclosure Package or Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.                               Notices. All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by facsimile transmission if sent to the Underwriters, to each of:

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Attention: Syndicate Department

Fax number: (212) 713-3371

and

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Attention: Syndicate Department

Fax number: (646) 855-3073

and

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Fax number: (646) 291-1469

and

if sent to the Company, to:

Molson Coors Brewing Company
1801 California Street, Suite 4600
Denver, Colorado 80202
Attention: Chief People and Legal Officer
Fax number: (303) 927-2416

11.                               Information Provided by Underwriters. The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the following statements in the Prospectus: the statements in the second, third and fourth sentences in the first paragraph under the title “Underwriting Discount,” the first six paragraphs (other than the second sentence in the sixth paragraph therein) under the title “Price Stabilization, Short Positions” and the paragraph under the title “Electronic Distribution,” each under the heading “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to activities relating to the Option and stabilization that may be undertaken by the Underwriters.

12.                               Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.                               Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.                               Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall only be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

15.                               Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.                               Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MOLSON COORS BREWING
COMPANY

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Vice President Treasurer

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof by the undersigned, each acting severally on behalf of itself and the several Underwriters named in Schedule I hereto.

UBS SECURITIES LLC

By:	/s/ David A. Tcholakian
	Name:	David A. Tcholakian
	Title:	Managing Director

By:	/s/ Eirenie Paraskeva
	Name:	Eirenie Paraskeva
	Title:	Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Carl A. Stickel
	Name:	Carl A. Stickel
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Clayton H. Hale III
	Name:	Clayton H. Hale III
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

Schedule I

Schedule of Underwriters

Underwriter	Number of Firm Shares
UBS SECURITIES LLC	6,343,642
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	6,343,642
CITIGROUP GLOBAL MARKETS INC.	6,343,642
BMO CAPITAL MARKETS CORP.	1,931,618
MITSUBISHI UFJ SECURITIES (USA), INC.	1,931,618
RBC CAPITAL MARKETS, LLC	1,931,618
WELLS FARGO SECURITIES, LLC	1,931,618
THE WILLIAMS GROUP, L.P.	410,232

Total	27,167,630

Sch. I-1

Schedule II

Conveyed Pricing Information

Public offering price per Share: $86.50

Number of Firm Shares offered: 27,167,630

Maximum number of Additional Shares: 2,716,763

General Use Free Writing Prospectuses

None.

Sch. II-1

Schedule III

Persons and Entities Delivering Lock-Up Agreements

Geoffrey E. Molson

Peter H. Coors

Mark R. Hunter

Peter J. Coors

Andrew T. Molson

Brian D. Goldner

Louis Vachon

Roger G. Eaton

Charles M. Herington

Franklin W. Hobbs

Iain J.G. Napier

Douglas D. Tough

Mary Lynn Ferguson-McHugh

H. Sanford Riley

David A. Heede

Krishnan Anand

Stewart F. Glendinning

Simon Cox

Samuel D. Walker

Celso L. White

Brenda Davis

Brian C. Tabolt

Adolph Coors Company LLC

Adolph Coors Jr. Trust Dated September 12, 1969

Pentland Securities (1981) Inc.

4280661 Canada Inc.

Sch. III-1

Exhibit A

Lock-Up Agreement

               , 2016

UBS Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Citigroup Global Markets Inc.

As Representatives of the several

Underwriters named in Schedule I to

the Underwriting Agreement referred to herein

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Molson Coors Brewing Company, a Delaware corporation (the “Company”), and you and the other underwriters named in Schedule I to the Underwriting Agreement, with respect to the public offering (the “Offering”) of Class B common stock, par value $0.01 per share, of the Company (the “Common Stock”).  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, make any short sale, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing

of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock (including without limitation, the Company’s Class A Common Stock, par value $0.01 per share, Special Class A Voting Stock, par value $0.01 per share and Special Class B Voting Stock, par value $0.01 per share, and Molson Coors Canada Inc.’s, Class A exchangeable shares and Class B exchangeable shares), or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing for the benefit of the Underwriters to be bound by the terms of this Lock-Up Agreement; (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing for the benefit of the Underwriters to be bound by the terms of this Lock-Up Agreement; (c) transfers (i) by will or intestacy, (ii) that occur by operation of law, such as rules of descent and distribution, or pursuant to a qualified domestic order or in connection with a divorce settlement, (iii) if the undersigned is a corporation, partnership or other business entity (A) to another corporation, partnership or other business entity that, directly or indirectly, controls, is controlled by or is under common control with the undersigned or (B) as part of a disposition, transfer or distribution without consideration by the undersigned to its stockholders, members, limited or general partners or other equity holders, in each case, provided that any such transfer shall not involve a disposition for value, or (iv) as collateral for any bona fide loan, provided that, in the case of any transfer pursuant to this clause (c), it shall be a condition of such transfer that each transferee, trustee, donee, lender or distribute sign and deliver a lock-up agreement substantially in the form of this Lock-Up Agreement; (d) the exercise of options, stock-only stock appreciation rights (“SOSARs”) or warrants to purchase shares of Common Stock of the Company or the conversion or exchange of outstanding preferred stock, Class A Common Stock, Class A exchangeable shares or Class B exchangeable shares into shares of Common Stock of the Company, provided that any shares of Common Stock issued pursuant thereto will remain subject to the terms of this Lock-Up Agreement for the remainder of the Lock-up Period; (e) the transfer or forfeiture of Common Stock solely to the Company to satisfy the applicable exercise price and/or applicable withholding taxes required to be paid upon the exercise of an option, SOSAR or warrant to purchase Common Stock or upon vesting of restricted stock awards or units, provided, however, that if the undersigned is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the term of this Lock-Up Agreement related to such disposition of shares of Common Stock to the Company by the undersigned solely to pay such exercise price and/or satisfy tax withholding obligations, the undersigned shall include a statement in such report to the effect that the filing relates to the payment of such exercise price and/or satisfaction of tax withholding obligations of the undersigned in connection with the exercise of options, SOSARs or warrants to purchase Common Stock; (f) sales under any written plan meeting the requirements of Rule 10b5-1 under the Exchange Act in effect on the date hereof, provided that no public disclosure of any such action shall be required (other than a filing on Form 4 that shall state that such sale is pursuant to an existing Rule 10b5-1 Plan) or shall be voluntarily made by the undersigned or the Company, in each case, during the Lock-Up Period; (g) any sale, disposition or transfer of Common Stock pursuant to a bona fide third party tender offer for all or substantially all of the outstanding shares of Common Stock of the Company, or merger, consolidation or other similar transaction involving a change of control of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock of the Company owned by each of the undersigned shall remain subject to the restrictions contained in this Lock-Up Agreement; (h) shares of Common Stock acquired in open market transactions by the undersigned after the consummation of the Offering, and (i) any sale, disposition or transfer pursuant to a forward contract or other hedging or similar agreement in effect on the date hereof; provided that any transfer pursuant to clause (a), (b), (c) or (h) (other than the change in the form of beneficial ownership) does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure during the Lock-Up Period, including but not limited to Form 4 of Section 16 of the Exchange Act.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.  For purposes of clause (g) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 100% of total voting power of the voting stock of the Company.

[For directors and officers only] The restrictions set forth in this Lock-Up Agreement shall not apply to the establishment of a new trading plan that complies with Rule 10b5-1 under the Exchange Act; provided however, that no sales shall be made pursuant to any such new trading plan during the Lock-Up Period; provided further, that the establishment of such new trading plan will not result in any public filing or other public announcement of such plan by the undersigned or the Company during the Lock-Up Period.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering.  The undersigned further agrees that, during the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including warrants or other rights to purchase Common Stock or any such securities.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, during the Lock-Up Period directly or indirectly, take any action in the capacity as a stockholder of the Company designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities, in each case except in compliance with the foregoing restrictions.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date or (iv) if the Offering has not been consummated by February 9, 2016, this Lock-Up Agreement shall be automatically terminated and the undersigned shall be immediately released from its obligations hereunder.

*     *     *

Yours very truly,

Name: